As filed with the Securities and Exchange Commission on March 19, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      TEXAS MERIDIAN RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

              TEXAS                                       76-0319553
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

15995 N. BARKERS LANDING, SUITE 300, HOUSTON, TEXAS                   77079
     (Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered

COMMON STOCK, $.01 PER VALUE                   NEW YORK STOCK EXCHANGE, INC.

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

  Securities to be registered pursuant to Section 12(g) of the Act:

                                 NOT APPLICABLE
                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The capital stock of Texas Meridian Resources (the "Registrant") to be registered on the New York Stock Exchange, Inc. is the Registrant's common stock, $.01 per value ("Common Stock"). The description of the Common Stock is incorporated by reference from the Registrant's Registration Statement on Form S-3 (Registration Statement No. 33-92584).

ITEM 2. EXHIBITS.

      1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

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
                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on March 18, 1997.

                              TEXAS MERIDIAN RESOURCES CORPORATION

                              By: /S/ W. MATT RALLS
                              Name:   W. Matt Ralls
                              Title:  VICE PRESIDENT-CAPITAL MARKETS
                                      AND CORPORATE DEVELOPMENT

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